Exhibit 99.1

FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2026 RESULTS; REITERATES 2026 GUIDANCE

TUSTIN, CA, August 3, 2026 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced its results of operations for the second quarter of 2026.

SECOND QUARTER 2026 RESULTS AND RECENT EVENTS
•Results per diluted common share for the second quarter of 2026 were as follows:
•Net Loss: $(0.10)
•FFO: $(0.02)
•Normalized FFO: $0.38
•AFFO: $0.39
•Normalized AFFO: $0.40
•EBITDARM Coverage Summary:
•Skilled Nursing/Transitional Care: 2.49x
•Senior Housing - Leased: 1.52x
•Behavioral Health, Specialty Hospitals and Other: 4.14x

•On a year-over-year basis, same property managed senior housing Cash NOI increased 13.7% for the second quarter of 2026.

•In the second quarter of 2026, Sabra closed on several senior housing and skilled nursing investments for a total commitment of $274.1 million with an average initial cash yield of 8.1%.

•Subsequent to quarter end, Sabra closed on the acquisition of seven additional managed senior housing properties - including several value-add opportunities - for an aggregate price of $223.0 million. These investments have attractive embedded growth prospects and are expected to achieve unlevered IRRs in the teens.

•Investments closed year to date total $599.0 million, with an estimated initial cash yield of 7.5%.

•Sabra has been awarded an additional $100 million of managed senior housing and skilled nursing investments with an estimated initial cash yield of approximately 7.7%, all of which are expected to close by year end. These investments are currently in the Letter of Intent or later stage, and Sabra expects to fund these investments, if consummated, with available liquidity, including proceeds from outstanding forward sales agreements under its at-the-market equity offering program (“ATM program”).

•During the second quarter of 2026, Sabra exercised its option to reset the rent under its lease with the Avamere Family of Companies (“Avamere”) to a fixed amount tied to the portfolio’s historical performance. The reset increased annualized fixed cash rent to $48 million and was retroactive to February 1, 2026, which compares to $41 million of cash rent paid in 2025. The revised rent amount will be in effect until the Avamere transition outlined in Sabra's July 21, 2026, business update closes.

•During the second quarter of 2026, Sabra utilized the forward feature of the ATM program to allow for the sale of up to 0.9 million shares of the Company’s common stock at an initial weighted average price of $20.72 per share. As of June 30, 2026, 21.4 million shares remained outstanding under forward sale agreements at a weighted average price of $19.24 per share, net of commissions.

•As of June 30, 2026, Net Debt to Adjusted EBITDA was 4.61x.

•On August 3, 2026, Sabra’s Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on August 31, 2026, to common stockholders of record as of the close of business on August 14, 2026.

•Sabra is also reiterating its full year 2026 guidance, which was included in Sabra’s July 21, 2026, business update.

Commenting on the second quarter’s results, Rick Matros, CEO and Chair, said, “Sabra delivered another solid quarter. Our same-store managed portfolio cash NOI growth continued to be healthy. Both our consolidated and unconsolidated managed portfolio came in with strong margin growth as well as increased occupancy. Our triple-net skilled nursing portfolio rent coverage increased yet again. The triple-net senior housing portfolio saw drops in occupancy and coverage simply due to the conversion of a high-performing triple-net asset to the managed portfolio. Otherwise, it would have been flat. In aggregate, our top ten tenants again showed increased coverage.

Sabra has now closed on approximately $600 million in investments this year, with another $100 million in the process of closing. Even with the addition of a few value-add opportunities, we are still getting transactions done at attractive yields. Our investment pipeline remains robust and consists almost entirely of senior housing opportunities. Our leverage, which was noted to be down to 4.8x in our recent business update, was 4.6x as of June 30. We look forward to a strong finish for the year.”
LIQUIDITY
As of June 30, 2026, we had approximately $1.3 billion of liquidity, consisting of unrestricted cash and cash equivalents of $231.6 million, available borrowings under our revolving credit facility of $682.5 million and $411.8 million related to shares outstanding under forward sale agreements under the ATM program. As of June 30, 2026, we also had $334.1 million available under our ATM program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2026 second quarter results will be held on Tuesday, August 4, 2026, at 10:00 am Pacific Time. The webcast URL is https://events.q4inc.com/attendee/256627291. The dial-in number for U.S. participants is (888) 880-4448. For participants outside the U.S., the dial-in number is (646) 960-0572. The conference ID number is 1382596. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of June 30, 2026, Sabra’s investment portfolio included 364 real estate properties held for investment (consisting of (i) 207 skilled nursing/transitional care facilities, (ii) 32 senior housing communities (“senior housing - leased”), (iii) 94 senior housing communities operated by third-party property managers pursuant to property management agreements (“senior housing - managed”), (iv) 16 behavioral health facilities and (v) 15 specialty hospitals and other facilities), 11 investments in loans receivable (consisting of one mortgage loans and 10 other loans), four preferred equity investments and two investments in unconsolidated joint ventures. As of June 30, 2026, Sabra’s real estate properties held for investment included 37,043 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our other expectations regarding our future financial position (including our earnings guidance for 2026, as well as the assumptions set forth therein); our expectations regarding our results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions; our expectations regarding our investment activity; our expectations regarding the proposed transition of the Avamere properties; and our plans and objectives for future operations.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: the ability to reach a definitive agreement for awarded investments and our ability to close such acquisitions on the expected terms or at all; our ability to complete the proposed transition of the Avamere properties on the expected terms or at all; increases in market interest rates and inflation; pandemics or epidemics, and the related impact on our tenants, borrowers and senior housing - managed communities; operational risks with respect to our senior housing - managed communities; increased labor costs and labor shortages; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and senior housing - managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws; a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Net Debt to Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share, net operating income (“NOI”) and Cash NOI. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/financials/quarterly-results.

CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rental and related revenues (1)	$101,308	$99,823	$196,358	$195,860
Resident fees and services	128,802	78,985	245,487	156,432
Interest and other income	5,756	10,342	15,774	20,401
Total revenues	235,866	189,150	457,619	372,693
Expenses:
Depreciation and amortization	56,379	43,586	109,510	87,080
Interest	29,779	27,548	58,188	54,648
Triple-net portfolio operating expenses	3,656	3,698	7,429	7,177
Senior housing - managed portfolio operating expenses	88,616	57,404	170,485	113,858
General and administrative	16,819	12,514	31,681	25,242
Provision for (recovery of) loan losses and other reserves	102,445	(227)	102,232	(400)
Impairment of real estate	—	4,103	440	4,103
Total expenses	297,694	148,626	479,965	291,708
Other income:
Other (expense) income	(2,683)	14,709	(2,738)	14,747
Net gain on sales of real estate	37,717	9,974	37,717	9,974
Total other income	35,034	24,683	34,979	24,721
(Loss) income before income from unconsolidated joint ventures and income tax expense	(26,794)	65,207	12,633	105,706
Income from unconsolidated joint ventures	2,224	832	4,136	1,050
Income tax expense	(678)	(497)	(1,204)	(910)
Net (loss) income	(25,248)	65,542	15,565	105,846
Net loss attributable to noncontrolling interests	46	—	113	—
Net (loss) income attributable to Sabra Health Care REIT, Inc.	$(25,202)	$65,542	$15,678	$105,846

Net (loss) income attributable to Sabra Health Care REIT, Inc., per:
Basic common share	$(0.10)	$0.28	$0.06	$0.44
Diluted common share	$(0.10)	$0.27	$0.06	$0.44

Weighted average number of common shares outstanding, basic	252,268,939	237,976,314	252,202,390	237,933,910
Weighted average number of common shares outstanding, diluted	252,268,939	240,929,866	255,755,497	240,711,387

(1) See the following page for additional details regarding rental and related revenues.

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME - SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash rental income	$94,079	$92,397	$183,843	$182,468
Straight-line rental income	966	1,382	1,651	2,671
Recoveries of straight-line rental income receivable and lease intangibles	1,613	1,463	1,468	1,463
Above/below market lease amortization	1,075	1,059	2,134	2,198
Operating expense recoveries	3,575	3,522	7,262	7,060
Rental and related revenues	$101,308	$99,823	$196,358	$195,860

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2026	December 31, 2025
Assets
Real estate investments, net of accumulated depreciation of $1,297,557 and $1,224,663 as of June 30, 2026 and December 31, 2025, respectively	$4,832,255	$4,686,377
Loans receivable and other investments, net	115,078	434,100
Investment in unconsolidated joint ventures	113,889	118,166
Cash and cash equivalents	231,584	71,537
Restricted cash	6,756	6,603
Lease intangible assets, net	82,953	65,321
Accounts receivable, prepaid expenses and other assets, net	130,095	111,292
Total assets	$5,512,610	$5,493,396
Liabilities
Secured debt, net	$42,233	$43,275
Revolving credit facility	317,475	217,584
Term loans, net	1,029,516	1,032,311
Senior unsecured notes, net	1,236,940	1,235,726
Accounts payable and accrued liabilities	114,953	119,329
Lease intangible liabilities, net	19,053	21,383
Total liabilities	2,760,170	2,669,608
Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 255,462,756 and 251,697,456 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2,555	2,517
Additional paid-in capital	4,893,653	4,836,270
Cumulative distributions in excess of net income	(2,151,582)	(2,013,375)
Accumulated other comprehensive income (loss)	6,097	(3,571)
Total Sabra Health Care REIT, Inc. stockholders’ equity	2,750,723	2,821,841
Noncontrolling interests	1,717	1,947
Total equity	2,752,440	2,823,788
Total liabilities and equity	$5,512,610	$5,493,396

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$15,565	$105,846
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109,510	87,080
Non-cash rental and related revenues	(5,253)	(6,331)
Non-cash interest income	1	7
Non-cash interest expense	4,738	3,455
Stock-based compensation expense	7,187	5,415
Provision for (recovery of) loan losses and other reserves	102,232	(400)
Net gain on sales of real estate	(37,717)	(9,974)
Impairment of real estate	440	4,103
Income from unconsolidated joint ventures	(4,136)	(1,050)
Distributions of earnings from unconsolidated joint ventures	4,220	4,022
Other non-cash items	—	(17,190)
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(11,922)	(6,867)
Accounts payable and accrued liabilities	(683)	(6,894)
Net cash provided by operating activities	184,182	161,222
Cash flows from investing activities:
Acquisition of real estate and lease intangibles	(292,529)	(61,137)
Origination and fundings of loans receivable	(994)	(3,110)
Origination and fundings of preferred equity investments	(669)	(9)
Additions to real estate	(25,160)	(13,569)
Escrow deposits for potential investments	(400)	—
Repayments of loans receivable	205,081	7,048
Repayments of preferred equity investments	2,346	1,369
Investment in unconsolidated joint ventures	—	(1,241)
Net proceeds from the sales of real estate	93,601	3,573
Proceeds from net investment hedges	—	4,462
Insurance proceeds	136	1,038
Net cash used in investing activities	(18,588)	(61,576)
Cash flows from financing activities:
Net borrowings from revolving credit facility	100,800	55,144
Principal payments on secured debt	(1,066)	(1,038)
Payments of deferred financing costs	(92)	(80)
Contributions from noncontrolling interests	2	—
Distributions to noncontrolling interests	(119)	—
Payment of contingent consideration	(1,178)	—
Issuance of common stock, net	47,705	24,211
Dividends paid on common stock	(151,314)	(142,754)
Net cash used in financing activities	(5,262)	(64,517)
Net increase in cash, cash equivalents and restricted cash	160,332	35,129
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(132)	184
Cash, cash equivalents and restricted cash, beginning of period	78,140	66,339
Cash, cash equivalents and restricted cash, end of period	$238,340	$101,652
Supplemental disclosure of cash flow information:
Interest paid	$53,775	$49,747
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$16,600	$—

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income attributable to Sabra Health Care REIT, Inc.	$(25,202)	$65,542	$15,678	$105,846
Add:
Depreciation and amortization of real estate assets	56,379	43,586	109,510	87,080
Depreciation and amortization of real estate assets related to noncontrolling interests	(122)	—	(244)	—
Depreciation and amortization of real estate assets related to unconsolidated joint ventures	1,477	2,043	3,004	4,223
Net gain on sales of real estate	(37,717)	(9,974)	(37,717)	(9,974)
Impairment of real estate	—	4,103	440	4,103
FFO attributable to Sabra Health Care REIT, Inc.	$(5,185)	$105,300	$90,671	$191,278
Recoveries of straight-line rental income receivable and lease intangibles	(1,613)	(1,463)	(1,468)	(1,463)
Provision for (recovery of) loan losses and other reserves	102,445	(227)	100,959	(400)
Lease termination expense	2,873	—	2,873	—
Other normalizing items (1)	(290)	(14,451)	943	(14,449)
Normalized FFO attributable to Sabra Health Care REIT, Inc.	$98,230	$89,159	$193,978	$174,966
FFO attributable to Sabra Health Care REIT, Inc.	$(5,185)	$105,300	$90,671	$191,278
Stock-based compensation expense	4,089	2,704	7,187	5,415
Non-cash rental and related revenues	(3,654)	(3,903)	(5,253)	(6,331)
Non-cash interest expense	2,370	1,726	4,738	3,455
Provision for (recovery of) loan losses and other reserves	101,172	(227)	100,959	(400)
Other adjustments related to unconsolidated joint ventures	77	128	153	19
Other adjustments (2)	638	(16,528)	1,145	(16,082)
AFFO attributable to Sabra Health Care REIT, Inc.	$99,507	$89,200	$199,600	$177,354
Lease termination expense	2,873	—	2,873	—
Write-off of cash interest income receivable	1,273	—	—	—
Other normalizing items (1)	(193)	2,441	929	2,525
Normalized AFFO attributable to Sabra Health Care REIT, Inc.	$103,460	$91,641	$203,402	$179,879
Amounts per diluted common share attributable to Sabra Health Care REIT, Inc.:
Net (loss) income	$(0.10)	$0.27	$0.06	$0.44
FFO	$(0.02)	$0.44	$0.35	$0.79
Normalized FFO	$0.38	$0.37	$0.76	$0.73
AFFO	$0.39	$0.37	$0.78	$0.73
Normalized AFFO	$0.40	$0.38	$0.79	$0.74
Weighted average number of common shares outstanding, diluted:
Net (loss) income and FFO	252,268,939	240,929,866	255,755,497	240,711,387
Normalized FFO	255,912,180	240,929,866	255,755,497	240,711,387
AFFO and Normalized AFFO	256,733,670	241,996,970	256,640,712	241,865,769

(1)    Other normalizing items for FFO and AFFO for the three months ended June 30, 2026 include a catch-up adjustment of $1.9 million and $1.8 million, respectively, related to a rent reset under a triple-net lease, each partially offset by a $1.2 million catch-up adjustment related to changes in performance-based assumptions on management’s compensation. Other normalizing items for FFO for the three and six months ended June 30, 2025 include a $17.2 million gain reclassified from other comprehensive loss related to six previously terminated interest rate swaps as the related forecasted transactions were determined to be probable not to occur and $3.2 million of transition expenses related to the transition of Senior Housing - Managed communities to new operators. Other normalizing items for AFFO for the three and six months ended June 30, 2025 include $3.2 million of transition expenses related to the transition of Senior Housing - Managed communities to new operators. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.
(2)    Other adjustments for the three and six months ended June 30, 2025 include a $17.2 million gain reclassified from other comprehensive loss related to six previously terminated interest rate swaps as the related forecasted transactions were determined to be probable not to occur.

REPORTING DEFINITIONS
Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Behavioral Health
Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income and is presented at Sabra’s pro rata share.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for (recovery of) loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including noncapitalizable acquisition costs, transaction costs related to operator transitions and organizational or other restructuring activities, gain/loss on derivative

REPORTING DEFINITIONS
instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Investment
Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities.

Net Debt*
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements.

Net Debt to Adjusted EBITDA*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Net Debt to Adjusted EBITDA an important supplemental measure because it provides investors, analysts, and management with a meaningful indicator of the Company’s financial leverage and its capacity to service and repay debt from operating cash flows. Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented.

Net Operating Income (“NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

REPORTING DEFINITIONS

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent performance or 24 months after the date of classification as non-stabilized. Stabilized Facilities generally exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.